UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway, Suite 450 Houston, Texas	77094
(Address of principal executive offices)	(zip code)

(281) 404-4387

(Registrant’s telephone number, including area code)

____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 20, 2018, Frank Barker, the CFO of Viking Energy Group, Inc. (the “Company”) and a member of the Company’s Board of Directors, resigned as a director of the Company. Mr. Barker’s resignation as a director was not the result of any disagreement with the Company, and it facilitated the appointment of the two directors described below. Mr. Barker will remain the Company’s CFO.

On August 20, 2018, Lawrence B. Fisher and David Herskovits were appointed as members of the Company’s Board of Directors.

Mr. Fisher practiced securities law in New York City for over 50 years. He was Partner in the law firm Orrick, Herrington & Sutcliffe for 11 years until retirement in 2002. While at the firm, Mr. Fisher was Partner-In-Charge of the New York office and a member of the firm’s Executive Committee. Prior to Orrick, Mr. Fisher was a partner in the New York law firm Kelley, Warren for 10 years, including 3 years as a member of the firm's Executive Committee, and prior to his time at Kelly, Warren, Mr. Fisher was associate and then partner in the law firm Parker, Chapin and Flattau for an aggregate of 22 years, 5 as an associate and the remainder as a partner. There, too, Mr. Fisher was a member of the firm's Executive Committee. Mr. Fisher graduated from Columbia College in 1960 and Columbia Law School in 1963 and was a Research Fellow at the London School of Economics from 1963-1965. Mr. Fisher has been a member of the Board of Directors of National Bank of New York City for in excess of 30 years, and he was a member of the Board of Directors of Financial Federal Corporation until its sale 7 years ago.

Mr. Herskovits is a retired audit partner of Deloitte & Touche LLP. Mr. Herskovits joined Deloitte in 1974, was admitted to the partnership in 1985, and retired in 2013. During his career, Mr. Herskovits was responsible for major audit engagements for public and private companies. He also served in several technical and quality assurance roles at the firm. Mr. Herskovits received an MBA from Harvard University and a B.S. from Cornell University.

Mr. Fisher and Mr. Herskovits will both be paid $40,000 per year, payable in cash and/or the Company’s common stock at their election. Any cash payments will be paid monthly, and any stock payments will be issued quarterly, valued based on the average trading price of the Company’s common stock over the 5 business days prior to the end of the applicable quarter.

The Company expects that Mr. Fisher will assist with forming and serve as the initial chairperson of the Company’s Compensation Committee, and that Mr. Herskovits will assist with forming and serve as the initial chairperson of the Company’s Audit Committee. After the resignation of Mr. Barker and the appointments of Mr. Fisher and Mr. Herskovits, the Company believes that a majority of its Board of Directors will qualify as “independent” directors pursuant to relevant NYSE, NASDAQ or similar exchange rules.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

17.1	Letter from Frank Barker dated August 20, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: August 24, 2018	By:	/s/ James Doris
James Doris CEO & Director

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